Exhibit 99.1

PRESS RELEASE

For release:	March 8, 2019

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Reports 2018 Financial Results.

George Town, Cayman Islands (March 8, 2019) – Global Indemnity Limited (NASDAQ:GBLI) today reported a net loss of $56.7 million, a decrease of $47.1 million from 2017. Gross written premiums for the year ended December 31, 2018 increased 6.1%. Investment income for the year ended 2018 was $46.3 million, an increase of 17.8% compared to 2017. The combined ratio for the year ended December 31, 2018 was 112.3%. The Company declared and paid dividends of $1.00 per share during 2018.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,			As of December 31, 2018	As of December 31, 2017
	2018	2017
Gross premiums written	$547.9	$516.3	Book value per share	$44.21	$50.57
Net premiums written	$472.5	$450.2	Shareholders’ equity	$629.1	$718.4
Net premiums earned	$467.8	$438.0	Cash and invested assets (1)	$1,510.2	$1,535.4
Net investment income	$46.3	$39.3	(1) Including receivable/(payable) for securities sold/(purchased)
Net loss	$(56.7)	$(9.6)

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.

Forward-Looking Information

The forward-looking statements contained in this press release [1] do not address a number of risks and uncertainties. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. The foregoing review of factors that could cause actual financial or operating performance to differ materially from expectations is not exhaustive. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Global Indemnity Limited’s Combined Ratio for the Twelve Months Ended December 31, 2018 and 2017

The combined ratio was 112.3% for the twelve months ended December 31, 2018 compared to 103.4% for the twelve months ended December 31, 2017. Excluding hurricane Michael and the California wildfires, the combined ratio would have been 99.3%.

Calendar year results for the twelve months ended December 31, 2018 include $28.8 million in favorable development, which was driven by lower than expected claims severity experienced across multiple prior accident years within Commercial Lines and Personal Lines as well as a reduction related to the Company’s property treaties for multiple prior accident years within the Reinsurance Operations.

Global Indemnity Limited’s Gross and Net Premiums Written Results by Segment for the Twelve Months Ended December 31, 2018 and 2017

	Twelve Months Ended December 31,
	Gross Premiums Written		Net Premiums Written
	2018	2017	2018	2017
Commercial Lines Operations	$249,931	$212,471	$226,820	$186,322
Personal Lines Operations	250,957	250,044	196,952	208,776
Reinsurance Operations	48,043	53,887	48,033	53,933
Runoff	1,028	1,270	742	1,149
Fronted Business	(2,062)	(1,338)	—	—

Total	$547,897	$516,334	$472,547	$450,180

Commercial Lines Operations: Gross premiums written and net premiums written increased 17.6% and 21.7%, respectively, for the twelve months ended December 31, 2018 as compared to the same period in 2017. This increase is driven by rate increases and new products.

Personal Lines Operations: Gross premiums written increased by 0.4% and net premiums written decreased by 5.7% for the twelve months ended December 31, 2018 as compared to the same period in 2017.

Reinsurance Operations: Gross premiums written and net premiums written decreased 10.8% and 10.9% for the twelve months ended December 31, 2018, respectively, as compared to the same period in 2017 due primarily to the non-renewal of a treaty offset in part by growth in other treaties.

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Note: Tables Follow

GLOBAL INDEMNITY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2018	2017
Gross premiums written	$547,897	$516,334

Net premiums written	$472,547	$450,180

Net premiums earned	$467,775	$438,034
Net investment income	46,342	39,323
Net realized investment gains (losses)	(16,907)	1,576
Other income	1,728	6,582

Total revenues	498,938	485,515
Net losses and loss adjustment expenses	334,625	269,212
Acquisition costs and other underwriting expenses	190,778	183,733
Corporate and other operating expenses	29,766	25,714
Interest expense	19,694	16,906

Loss before income taxes	(75,925)	(10,050)
Income tax benefit	(19,229)	(499)

Net loss	$(56,696)	$(9,551)

Weighted average shares outstanding – basic	14,089	17,309

Weighted average shares outstanding – diluted	14,089	17,309

Net loss per share – basic	$(4.02)	$(0.55)

Net loss per share – diluted	$(4.02)	$(0.55)

Combined ratio analysis: (1)
Loss ratio	71.5%	61.5%
Expense ratio	40.8%	41.9%

Combined ratio	112.3%	103.4%

(1)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY LIMITED

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

ASSETS	December 31, 2018	December 31, 2017
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2018 – $1,257,830 and 2017 – $1,243,144)	$1,235,155	$1,241,437
Equity securities, at fair value	124,747	140,229
Other invested assets	50,753	77,820

Total investments	1,410,655	1,459,486
Cash and cash equivalents	99,497	74,414
Premiums receivable, net	87,679	84,386
Reinsurance receivables, net	114,418	105,060
Funds held by ceding insurers	49,206	45,300
Federal income taxes receivable	10,866	10,332
Receivable for securities sold	15	1,543
Deferred federal income taxes	48,589	26,196
Deferred acquisition costs	61,676	61,647
Intangible assets	22,020	22,549
Goodwill	6,521	6,521
Prepaid reinsurance premiums	20,594	28,851
Other assets	28,530	75,384

Total assets	$1,960,266	$2,001,669

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$680,031	$634,664
Unearned premiums	281,912	285,397
Ceded balances payable	14,994	10,851
Contingent commissions	10,636	7,984
Debt	288,565	294,713
Other liabilities	55,069	49,666

Total liabilities	1,331,207	1,283,275

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 10,171,954 and 10,102,927 respectively; A ordinary shares outstanding: 10,095,312 and 10,073,376 respectively; B ordinary shares issued and outstanding: 4,133,366 and 4,133,366, respectively	2	2
Additional paid-in capital	438,182	434,730
Accumulated other comprehensive income, net of taxes	(21,231)	8,983
Retained earnings	215,132	275,838
A ordinary shares in treasury, at cost: 76,642 and 29,551 shares, respectively	(3,026)	(1,159)

Total shareholders’ equity	629,059	718,394

Total liabilities and shareholders’ equity	$1,960,266	$2,001,669

GLOBAL INDEMNITY LIMITED

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2018	December 31, 2017
Fixed maturities	$1,235.2	$1,241.4
Cash and cash equivalents	99.5	74.4

Total bonds and cash and cash equivalents	1,334.7	1,315.8
Equities and other invested assets	175.5	218.1

Total cash and invested assets, gross	1,510.2	1,533.9
Receivable (payable) for securities sold/(purchased)	—	1.5

Total cash and invested assets, net	$1,510.2	$1,535.4

Twelve Months Ended December 31, 2018 (a)
Net investment income	$46.3

Net realized investment losses	(16.9)
Net change in unrealized investment losses	(22.9)

Net realized and unrealized investment returns	(39.8)

Total investment return	$6.5

Average total cash and invested assets	$1,522.8

Total investment return %	0.4%

(a)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY LIMITED

SUMMARY OF ADJUSTED OPERATING INCOME (LOSS)

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2018	2017
Adjusted operating income (loss), net of tax	$(31,316)	$7,173
Adjustments:
Net realized investment gains (losses)	(13,497)	800
Expenses related to the restructuring of debt	(11,883)	—
Deferred Tax writedown due to enactment of the Tax Cuts and Jobs Act of 2017	—	(17,524)

Net loss	$(56,696)	$(9,551)

Weighted average shares outstanding – basic	14,089	17,309

Weighted average shares outstanding – diluted	14,089	17,680

Adjusted operating income (loss) per share – basic	$(2.22)	$0.41

Adjusted operating income (loss) per share – diluted	$(2.22)	$0.41

Note Regarding Adjusted Operating Income (loss)

Adjusted Operating income (loss), a non-GAAP financial measure, is equal to net loss excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income (loss) is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.